462479-1

     NEWS RELEASE                 NEWS RELEASE                NEWS RELEASE

                                                SUMMARY:
                                                United Capital Corp. to be
                                                Added to Russell 3000 and
                                                Russell Microcap Indexes

                                                COMPANY CONTACT:
                                                Anthony J. Miceli
                                                Chief Financial Officer
                                                (516) 466-6464

FOR IMMEDIATE RELEASE

GREAT NECK, New York,  June 20, 2005...  United  Capital Corp.  (ASE:AFP)  today announced  that it will  join the  Russell  3000(R)  Index  and the new  Russell
Microcap(TM) Index when the Russell Investment Group reconstitutes its family of
23 U.S. indexes on June 24th, according to a preliminary list issued by Russell.

     "United  Capital  Corp.  is honored to be included in these  indexes  which represents  recognition of our  accomplishments and is sure to broaden awareness of our Company  among large and small  investors  alike" noted A.F.  Petrocelli,
Chairman, President and CEO of United Capital Corp.

            The annual  reconstitution  of Russell  indexes  captures  the 3,000 largest  U.S.  stocks  as of the  end of  May,  ranking  them  by  total  market capitalization  to create the Russell 3000.  Russell  indexes are widely used by
investment  managers  and  institutional   investors  for  index  funds  and  as
benchmarks  for both passive and active  investment  strategies.  More than $2.5 trillion in assets  currently are benchmarked to them.  Investment  managers who oversee these funds purchase shares of member stocks according to that company's weighting in the particular index.

     The new Russell Microcap(TM) Index, which will be comprised of the smallest
1,000  securities  in the  small-cap  Russell  2000(R) Index plus the next 1,000 companies,  based on a ranking of all U.S.  equities  by market  capitalization, offers  managers  and other  investors a  comprehensive,  unbiased  barometer to compare their performance against the genuine microcap marketplace of stocks.

     United Capital Corp. owns and manages real estate and through subsidiaries, provides engineered products to industrial and automotive markets worldwide.

     Certain  statements in this press release and other  statements made by the
Company  or its  representatives  that are not  strictly  historical  facts  are
"forward-looking"  statements  within  the  meaning  of the  Private  Securities
Litigation  Reform Act of 1995 that should be  considered as subject to the many risks and  uncertainties  that exist in the  Company's  operations  and business environment.  The forward-looking  statements are based on current  expectations and involve a number of known and  unknown  risks and  uncertainties  that could cause the actual  results,  performance  and/or  achievements  of the Company to
differ  materially  from  any  future  results,   performance  or  achievements,
expressed or implied, by the forward-looking  statements.  Readers are cautioned not to place undue  reliance on these  forward-looking  statements,  and that in light of the significant  uncertainties inherent in forward-looking  statements, the inclusion of such statements  should not be regarded as a representation  by the Company or any other person that the objectives or plans of the Company will be achieved. The Company also assumes no obligation to publicly update or revise its  forward-looking  statements or to advise of changes in the  assumptions and factors on which they are based.  See our 2004 Annual  Report on Form 10-K for a discussion  of risk factors that could impact our future  financial  performance and/or  cause actual  results to differ  significantly  from those  expressed or implied by such statements.

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